Exhibit 99.2

PRESS RELEASE

SEACOR Marine Forms New Sustainability Council to Lead Enhanced ESG Program

Discloses Sustainability Achievements and Plans

Announces Receipt of ISO 14001 and 45001 Certifications

HOUSTON, September 17, 2020 – SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced it has formed a Sustainability Council to oversee the Company’s enhanced Environmental, Social and Governance (ESG) program. In conjunction with today’s announcement, SEACOR Marine’s Sustainability Council has published an ESG presentation (https://ir.seacormarine.com/events-and-presentations) and launched a new section of the Company’s website (https://seacormarine.com/esg) to highlight both SEACOR Marine’s track record of sustainable practices, as well as its future plans to further enhance its ESG efforts.

The Sustainability Council is an internal committee that will report to the SEACOR Marine Board of Director’s Nominating and Corporate Governance Committee and includes senior executives, operational heads, and safety and health, compliance and human resources professionals. The group will collaborate and drive initiatives on all matters related to sustainability, including but not limited to environmental protection, clean energy technology, social responsibility, employee, contractor and community health and safety, and community empowerment. Together with the Board, the Sustainability Council will help establish sustainability goals and integrate them into strategic and tactical business activities across the Company to contribute to risk management and long-term value for all stakeholders.

The Company also announced today that it has received certification for the International Organization for Standardization’s (ISO) Environmental Management standard ISO 14001:2015 and Occupational Health and Safety Management standard ISO 45001:2018. This expands on the ISO 9001 certification the Company previously received.

Chief Executive Officer John Gellert commented: “We are proud to be taking these next steps in our corporate responsibility and ESG efforts. As a company with a global reach and one that serves offshore energy, we recognize that sustainability has become a core focus for our customers, investors, employees, and the communities where we operate. SEACOR Marine has a role to play in supporting sustainable practices, and we understand the importance of building upon our commitment to ensuring safe and reliable transportation services through an energy-efficient fleet.”

Mr. Gellert continued: “I look forward to working closely with the other members of the Sustainability Council. This group will be instrumental in advancing the progress we have already made by implementing policies, strategies and innovative solutions that reduce our environmental footprint and promote positive impacts on the communities we serve.”

Going forward, the Company will continue to provide updates on its sustainability program and accomplishments.

SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or

InvestorRelations@seacormarine.com